UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 12, 2006
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code ccodecode (314) 342-3400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 12, 2006, Peabody Energy Corporation (the “Company”) consummated the sale of $650,000,000 aggregate principal amount of 7.375% Senior Notes due 2016 and $250,000,000 aggregate principal amount of 7.875% Senior Notes due 2026 (together, the “Notes”). In connection with the issuance of the Notes, the Company is filing the Tenth and Eleventh Supplemental Indentures, dated as of October 12, 2006, between the Company, the guarantors named therein and U.S. Bank National Association, as trustee, as Exhibits 4.1 and 4.2, respectively, to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
4.1	Tenth Supplemental Indenture dated as of October 12, 2006 between the Company, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7.375% Senior Notes due 2016 (including form of 7.375% Senior Note due 2016).

4.2	Eleventh Supplemental Indenture dated as of October 12, 2006 between the Company, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7.875% Senior Notes due 2026 (including form of 7.875% Senior Note due 2026).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
Date: October 13, 2006
/s/ JEFFERY L. KLINGER
Jeffery L. Klinger
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

4.1	Tenth Supplemental Indenture dated as of October 12, 2006 between the Company, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7.375% Senior Notes due 2016 (including form of 7.375% Senior Note due 2016).

4.2	Eleventh Supplemental Indenture dated as of October 12, 2006 between the Company, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7.875% Senior Notes due 2026 (including form of 7.875% Senior Note due 2026).